UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/17/2012

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-49629

DE	33-0933072
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

25242 Arctic Ocean Drive, Lake Forest, California 92630
(Address of principal executive offices, including zip code)

949-930-3400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 17, 2012, following the recommendation of the Nominating and Governance Committee, the Board of Directors of Quantum Fuel Systems Technologies Worldwide, Inc. (the "Company"), appointed W. Brian Olson, the Company's President and Chief Executive Officer, as a director of the Company to fill a newly created vacancy. Mr. Olson will serve as a Class III director with a term continuing through the Company's 2013 Annual Meeting of Stockholders. The Company's Board of Directors now consists of six directors.

Mr. Olson has been serving as the Company's President and Chief Executive Officer since May 2012, and prior to his appointment as President and Chief Executive Officer served as the Company's Chief Financial Officer and Treasurer since August 2002. As an employee director, Mr. Olson will not be entitled to any compensation in connection with his services as a director. Mr. Olson was not appointed to any commmittees of the Board of Directors and no such appointment is anticipated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

Date: December 21, 2012	By:	/s/ Kenneth R. Lombardo
Kenneth R. Lombardo
General Counsel